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                                [BDO LETTERHEAD]

                                                                    EXHIBIT 23.2

BDO Consent

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Venture Holdings Company LLC on form S-4 of our report dated December 18, 1998, except for the adjustments according to U.S. generally accepted accounting principles, as to which the date is April 26, 1999, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such prospectus.

July 9, 1999



BDO International GmbH
Wirtschaftsprufungsgesellschaft


/s/ Moller           /s/ Hoffmann
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Moller               Hoffmann